Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-159556, No. 333-194429, No. 333-202327, No. 333-209620, No. 333-216762, No. 333-224002, No. 333-230293, No. 333-237101, and No. 333-248489) on Form S-8 and Registration Statement (No. 333-248492) on Form S-3 of Aemetis, Inc. of our report dated March 14, 2021, relating to the consolidated financial statements of Aemetis, Inc., appearing in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP
Des Moines, Iowa
March 14, 2021